SECURITIES AND EXCHANGE COMMISSION

                      Washington, DC  20549
                   __________________________

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



  Date of Report: (Date of earliest event reported) March 1, 1999



                      CORNING INCORPORATED
      (Exact name of registrant as specified in its charter)

          New York                 1-3247         16-0393470
___________________________________________________________________
(State or other jurisdiction     (Commission       (I.R.S. Employer
     of incorporation)           File Number)   Identification No.)



One Riverfront Plaza, Corning, New York  14831
___________________________________________________________________
(Address of principal                                 (Zip Code)
  executive offices)


                          (607) 974-9000
___________________________________________________________________
        (Registrant's telephone number, including area code)

                                N/A
___________________________________________________________________
(Former name or former address, if changed since last report)

Item 5.   Other Events.

On March 1, 1999 Corning Incorporated announced that it will acquire the optical and metallic telecommunications cable businesses of BICC plc and BICC's 50 percent equity interest in Optical Waveguides Australia, Pty. Ltd. (OWA) for approximately $133 million. Corning already owns the remaining 50 percent equity of OWA, which manufactures and sells optical fiber. Upon completion of the transaction, BICC's telecommunications businesses in Australia, Germany, Spain and the United Kingdom will become wholly owned by Corning Incorporated.

Corning expects that the acquisition of BICC's telecommunications cable businesses, together with the recently acquired full ownership of Optical Fibres, will give it a strong international platform from which it can continue to meet the needs of its current cable customers. At the same time, it will position Corning to capitalize on new product and business opportunities in the worldwide telecommunications marketplace, particularly in Europe.

BICC, the international engineering group, was a pioneer in optical cabling in Europe and Asia. The businesses included in the transaction had 1998 sales approaching $400 million and have a number of strong long-term relationships with key network customers in these regions.

SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   CORNING INCORPORATED
                                   Registrant

Date: March 1, 1999                By: /s/ M. ANN GOSNELL
                                       M. Ann Gosnell
                                       Assistant Secretary